SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2008

POINT THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)
70 WALNUT STREET, WELLESLEY HILLS, MASSACHUSETTS 02481
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (781) 239-7502

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 11, 2008, Point Therapeutics, Inc. ("Point") issued a press release announcing that the NASDAQ Listing Qualifications Panel granted Point’s request for an extension of the January 30, 2008 deadline previously established by the Panel to allow Point to close the merger with DARA BioSciences, Inc. ("DARA") and thereby satisfy the applicable listing criteria. The new deadline is February 13, 2008. As described in Item 8.01, Point anticipates closing the merger on February 12, 2008. If Point and DARA do not close the merger by February 13 for any reason, Point’s securities would be subject to delisting from The NASDAQ Capital Market.

Item 8.01 Other Events.

The February 11 press release also announced that Point has received proxies sufficient to approve the merger (as described in Item 3.01) and certain related matters, including a reverse stock split. Point expects to finalize stockholder approval of the merger at its annual stockholders’ meeting, which was previously adjourned and which will reconvene at 10:00 am on February 12, 2008. DARA’s stockholders approved the merger at a special meeting held on January 28, 2008. The merger is expected to close following the end of the business day on February 12, 2008. Thereafter, Point will change its name to DARA BioSciences, Inc.

A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 - Press release issued by Point dated February 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT THERAPEUTICS, INC.

February 11, 2008	By: /s/ Michael P. Duffy
	Name:	Michael P. Duffy
	Title:	Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press release issued on February 11, 2008.